                                  EXHIBIT 11

                       To Cyprus Amax Minerals Company's
                         Quarterly Report on Form 10-Q
                   For the Quarter Ended September 30, 1999

                                  EXHIBIT 11

                  CYPRUS AMAX MINERALS COMPANY & SUBSIDIARIES

                                 -------------

                       Computation of Per Share Earnings

                      (In millions except per share data)

                                                                    Three Months                              Nine Months
                                                                Ended September 30,                       Ended September 30,
                                                       -----------------------------------       ----------------------------------
                                                             1999                 1998                 1999                1998
                                                       --------------      ---------------       --------------      --------------
Net Income (Loss) from Continuing Operations                   $  (75)              $   (5)              $ (151)             $  (58)
Net Income (Loss) from Discontinued Domestic
  Coal Division, Net of Taxes                                  $    -               $   24               $    3              $   45
                                                       --------------      ---------------       --------------      --------------
Net Income (Loss)                                              $  (75)              $   19               $ (148)             $  (13)
Preferred Stock Dividends                                          (5)                  (5)                 (14)                (14)
                                                       --------------      ---------------       --------------      --------------
Income (Loss) Applicable to Common Shares                      $  (80)              $   14               $ (162)             $  (27)
                                                       ==============      ===============       ==============      ==============

Basic:
Average Common Shares Outstanding                                90.5                 92.9                 90.5                93.4
                                                       ==============      ===============       ==============      ==============

Diluted:
Average Common Shares Outstanding                                90.5                 92.9                 90.5                93.4
Common Stock Equivalents - Options                                 .8                    -                   .4                   -
Conversion of Series A Preferred Stock                            9.6                  9.6                  9.6                 9.6
                                                       --------------      ---------------       --------------      --------------

Diluted Average Common
  Shares Outstanding                                            100.9                102.5                100.5               103.0
                                                       ==============      ===============       ==============      ==============

Basic
  Earnings (Loss) from Continuing Operations                   $ (.88)              $ (.10)              $(1.83)             $ (.77)
  Earnings (Loss) from Discontinued Domestic
    Coal Division, Net of Taxes                                $    -               $  .26               $  .03              $  .49
                                                       --------------      ---------------       --------------      --------------
  Net Loss per Common Share                                    $ (.88)              $  .16               $(1.80)             $ (.28)
                                                       ==============      ===============       ==============      ==============

Diluted
  Earnings (Loss) from Continuing Operations                   $ (.74)              $ (.05)              $(1.50)             $ (.56)
  Earnings (Loss) from Discontinued Domestic
    Coal Division, Net of Taxes                                $    -               $  .24               $  .02              $  .44
                                                       --------------      ---------------       --------------      --------------
  Net Loss per Common Share                                    $ (.74)              $  .19               $(1.48)             $ (.12)
                                                       ==============      ===============       ==============      ==============

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